UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

POLISHED.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY 11214

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	POL	NYSE American LLC
Warrants to Purchase Common Stock	POL WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On July 31, 2023, Polished.com Inc. (formerly known as 1847 Goedeker Inc.) (the “Company”), announced that the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) determined, based on the recommendation of management, that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2021, and Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Affected Periods)” should no longer be relied upon due to errors identified in the affected periods primarily due to the findings of an investigation by the Audit Committee concerning certain allegations made against the Company by certain former employees. As previously disclosed, as a result of these allegations, the Company’s prior independent registered public accounting firm, Friedman LLP, advised the Company that there may be material adjustments and/or disclosures necessary to restate previously reported financial information.

As a result of the investigation, the Audit Committee and the Company’s third-party experts concluded that during the 2021-2022 period the Company was charged by its former Chief Executive Officer approximately $800,000 for expenses unrelated to the Company and its operations. While re-auditing its financial statements for the year ended December 31, 2021, the Company determined that it needed to restate its previously issued financial statements as of and for the year ended December 31, 2021 to reflect the following adjustments:

Consolidated Statement of Operations

1.	Reduction in revenue of $16.6 million, which comprised the following: (1) an increase in the allowance for sales returns of $7.4 million, (2) revenue of $8.1 million that should be recognized in 2022, and (3) sales tax collections of $1.1 million improperly recognized as revenue.

2.	Net reduction in cost of goods of $6.7 million, which comprised of the following: (1) reduction in product cost of sales due to an increase in the allowance for sales returns of $4.0 million, (2) reduction in product cost of sales of $6.0 million relating to revenue cutoff that should be recognized in 2022, and (3) an offsetting increase in cost of goods sold from an over accrual of vendor rebates ($0.4 million), under accrual of vendor purchases ($1.5 million), and an error in inventory cutoff ($1.4 million).

3.	Increase in general and administrative expenses of $0.9 million, resulting from an increase in bad debt expense of $0.6 million in accordance with the Company’s policy for allowance for doubtful accounts, and an over accrual of sales tax receivable of $0.3 million.

4.	As a result of the changes above, income tax changed from a tax benefit of $4.4 million to a tax expense of $0.1 million.

Consolidated Balance Sheet

5.	Net increase in current assets of $6.6 million, which comprised the following: (1) increase in inventory of $7.7 million, resulting from the reduction in cost of goods sold attributable to the allowance for sales returns, revenue cutoff, and inventory cutoff, offset by a reduction in showroom inventory of $1.0 million that was reclassified as property and equipment, (2) reduction in receivables of $1.1 million, resulting from an increase to the allowance for doubtful accounts of $0.6 million, and an over accrual of vendor rebates (as detailed in Nos. 1-4 above).

6.	Net increase in current liabilities of $18.3 million, which comprised the following: (1) increase in accounts payable of $10.3 million, as a result of the increase in the allowance for sales returns, and an under accrual of sales tax refund receivable (netted with the sales tax liability), and (2) increase in customer deposits related to revenue cutoff (as detailed in Nos. 1-4 above).

7.	Increase in long-term liabilities of $4.5 million, relating to an increase to the deferred tax liability as a result of the changes described above.

Additionally, the Company determined that it needed to restate its previously issued financial statements as of and for the three months ended March 31, 2022 to reflect the following adjustments:

Consolidated Statements of Operations

1.	Revenue declined by $4.1 million because of an understatement of a returns allowance and revenue cutoff issues.

2.	Cost of goods sold increased $1.0 million, net by reclassification of expenses from operating expenses to cost of goods sold offset by the reduction in product cost associated with the reduction in revenue.

3.	Operating expense declined by $1.9 million primarily by reclassification of operating expense to cost of goods sold.

4.	Other income (expense) various miscellaneous adjustments totaling $0.2 million.

5.	Income tax expense declined by $3.3 million.

6.	As a result of the above adjustments, net income declined by $0.1 million.

Consolidated Balance Sheet

7.	Current assets declined by $13.2 million from a $3.8 million reduction in vendor rebate accrual, inventory declined by $6.7 million, net from changes to sales returns allowance and revenue cutoff adjustments, and prepaid expenses declined by $2.7 million by to adjust for charging some items to expense, rather than prepaid expense.

8.	Reclassification of showroom inventory to property and equipment.

9.	Eliminate a right-of-use asset on a property that was not occupied.

10.	Reflect the issuance of shares granted to two directors.

11.	Reflect adjustments made to 2021 accumulated deficit and adjustment to net income for the three months ended March 31, 2022.

Because of this restatement, the previously issued financial statements for the Affected Periods, as well as the relevant portions of any communication which describes or are based on such financial statements, should no longer be relied upon. At this time, the Company cannot provide assurance that other errors will not be identified or impact additional prior accounting periods.

The Audit Committee, along with management, discussed with Sadler, Gibb & Associates, LLC, its independent registered public accounting firm, the matters disclosed in this filing pursuant to this Item 4.02.

Item 7.01. Regulation FD Disclosure.

On July 31, 2023, the Company issued a press release related to the matters described in Item 4.02 furnished as part of this Current Report on Form 8-K. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

As described in Item 7.01 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 31, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Robert D. Barry
Name:	Robert D. Barry
Title:	Interim Chief Financial Officer and Secretary

Dated: July 31, 2023

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